SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                                (Amendment No. )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement               Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[X] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                  Pfizer, Inc.
              -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              Pharmacia Corporation
              -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

The following article is a communication to employees.

McKinnell Says "This Combination Makes Compelling Strategic Sense"

Caption: Pfizer CEO speaks at Pharmacia global town hall meeting.

PEAPACK, New Jersey - To say that interest in Pfizer is running high among Pharmacia colleagues may be the understatement of the summer. On the day the acquisition was announced, for example, Pharmacia experienced a five-fold increase in traffic to its Intranet -- a surge that actually crashed many of its servers -- as colleagues rushed to find more information. But opportunities to hear directly from Pfizer executives -- much less to actually see them -- have been limited.

All that changed last Friday, when 800 colleagues at Pharmacia headquarters in Peapack, New Jersey, and approximately 15,000 more tuning in from 75 countries around the world, were given the opportunity to see and hear from Pfizer's leadership team.

The town hall meeting began with Pharmacia Chairman and CEO Fred Hassan thanking his colleagues for "continuing to do a good job under stressful circumstances. . . All of our engines are firing. . . You are showing us what you're made of." Commenting on the transition, he said, "We are making a lot of progress. But we also know that different parts of a complex transition move at different speeds. . . We need to be realistic and accept that this kind of process always involves some ambiguity."

Hassan then introduced Hank McKinnell, saying, "Hank is someone who has earned great respect through his successful leadership of Pfizer."

McKinnell thanked Hassan for his leadership of Pharmacia, which he called "one of the world's great companies." After introducing the Pfizer Leadership Team, McKinnell wasted little time in getting to the heart of the concerns that many Pharmacia colleagues have about the acquisition.

"I realize that if you are a long-time Pharmacia colleague, this may not be welcome news," he said. "All of you take tremendous pride in your work, and that passion for performance is one of the reasons why Pfizer was attracted to Pharmacia in the first place. Some of you may now feel frustrated and angry. . . feeling jeopardized by a loss of your position or corporate identity. Even if you feel pretty good about this combination, you probably have a funny feeling in the pit of your stomach. All of these feelings are legitimate and understandable. Change -- even positive change -- is difficult."

McKinnell acknowledged that Pfizer did not yet have answers to many of the most pressing questions on colleagues' minds -- about job loss and site closures, for example. But he pledged to work toward getting those answers as soon as possible. "I have a simple, but inflexible rule," he said, "Analysis first, then decision, then approval, then announcement. Everybody seems to want to start at the other end, but we can't do that."

Like Hassan, McKinnell said that transition planning is off to a great start. "Both Pfizer and Pharmacia have learned that in situations like this that time may be our greatest enemy," he stated. "Making decisions both carefully and quickly will bring down the anxiety levels in both organizations, clarify roles and responsibilities, and get the new organization up and running as a unified company on Day One."

The Three 'Tell-Me's'

McKinnell then spoke about the acquisition from the perspective of Pharmacia colleagues, addressing what he referred to as the three "tell me's":

1. Tell me why Pfizer is joining Pharmacia.

McKinnell said that both companies can progress much further and much faster together than alone, adding "therapeutic area by therapeutic area, region by region, this combination makes compelling strategic sense." For example, McKinnell said that Pharmacia would fill a "huge gap" for Pfizer in cancer, giving the company instant access to an established franchise in this important therapeutic area that we were planning to build from the ground up. "By coming together," McKinnell said, "we can shave years off our plans to move toward very specific leadership targets," such as becoming number one in treating cancer, in every major pharmaceutical market worldwide, and in the animal health business.

McKinnell said the acquisition will also help Pfizer better manage the "huge and growing" risks facing pharmaceutical companies today. These risks include skyrocketing drug development costs fast approaching $1 billion per compound, as it becomes harder and harder to win regulatory approval for new medicines -- even those considered sure things. The industry is also facing an increasingly hostile political climate, even in places like New Jersey and Michigan where Pfizer and Pharmacia employ thousands of people. The Pharmacia deal will improve our ability to "get our story heard," helping us to better serve "those who depend on us, work with us, and invest in us."

McKinnell summed up this "tell me" by saying, "Greater, faster progress; better risk management -- that's what this combination is about in one sentence."

2. Tell me why Pfizer is a great place to work.

McKinnell said that Pfizer's culture "is a lot like Pharmacia's. Our values are nearly identical. Our commitment to integrity and quality is the same. How we expect leaders to act is just about a perfect match." He went on to describe recent efforts at Pfizer "to create a more inclusive environment, to stimulate more open, candid discussion, to do more to develop people, and to build the leadership qualities of everyone in the Pfizer organization." Pfizer's culture will continue to evolve, he said, as the best aspects of both companies' cultures emerge in the combined company.

"We will continue to press for continuous improvement in Pfizer's culture," he said, "to move away from the outmoded thinking that leaders only reside at the top of the organization. Everyone at Pfizer can 'find a way to lead.' And in the expanded Pfizer, the opportunities for leadership will be amazing."

3. Tell me what all this means for me.

McKinnell acknowledged that not everyone from Pharmacia has a long-term future with Pfizer. "That's painful, I understand that," he said, adding, "I am challenging our leadership throughout the company to find ways to place as many Pharmacia people in the new organization as we logically can."

For the many Pharmacia colleagues that will continue at Pfizer, McKinnell said, "You will join the world's largest and fastest-growing major pharmaceutical company. Together, we will build a company that truly moves beyond number one."

Questions and Answers

The first question concerned the transition process and its current status. Pfizer's Chief Financial Officer David Shedlarz, who is leading the process for Pfizer, said that he and the now more than 600 colleagues from both companies directly involved with the transition "well understand the awesome responsibility that's been put on our shoulders to do the transition in a definitive, respectful, and correct way." Shedlarz said that the transition teams were spending a lot of time initially "simply getting to know each other" and taking a close look at the issues and opportunities presented by the combination. He added that the time between now and the close will be used to "carefully analyze the opportunities on behalf of colleagues in both companies."

McKinnell was asked about his business philosophy and what it takes to succeed at Pfizer, prompting him to reflect upon the company's journey from #14 in the industry at the beginning of the 1990s to #1 at the end of the decade. The key, he said, was an adherence to a set of values codified in the mid-1990s, but present in the company for many years before that. McKinnell spoke about how past leaders of the company personified particular values -- Jack Powers and integrity, for example, or Ed Pratt and community. More recently, Pfizer has moved beyond values and established a set of leader behaviors, which he described as "what we expect to see in people, day in and day out." McKinnell said that people who succeed at Pfizer are those who adhere to the company's values and leader behaviors, but also those who understand "how important what we do is to millions and millions of people."

Peter Corr, Pfizer's senior vice president for Science & Technology, was asked to assess Pharmacia's pipeline. He cautioned that, because the two companies remain independent competitors, he has had limited opportunity to review Pharmacia's early stage pipeline, but stated that, based on public information, he is excited about the prospects.

"One of the things that strikes us," Corr said, "is how well it complements the pipeline within Pfizer." For example, Corr talked about Pharmacia's leadership in ophthalmology -- a category that Pfizer currently has no presence in -- and expressed his belief that "there are agents from other therapeutic areas which can be used in treating ophthalmological diseases." Corr cited cancer compounds in our pipeline that inhibit angiogenisis, or blood vessel growth to tumors -- the same basic mechanism underlying many diseases of the eye, such as age-related macular degeneration.

Several questions concerned the magnitude of the job loss Pharmacia colleagues are facing and how decisions about jobs will be made. McKinnell stressed that, while jobs would be lost as a result of the combination, "there is an enormous difference in consolidating two organizations that are not growing versus consolidating organizations that are growing very rapidly." Since Pfizer and Pharmacia are both high-growth companies, McKinnell said, cost savings can come not only from eliminating positions, but also from not hiring the people both companies would have been bringing on board in order to meet their growth targets.

Rob Norton, senior vice president, Corporate Human Resources, emphasized that the Pharmacia leadership team is heavily involved in the talent planning process. He also said that Pfizer had frozen hiring to make way for as many Pharmacia colleagues as possible. In a growing company the size of Pfizer, Norton said, a hiring freeze in and of itself "generates a lot of flexibility."

As to when the acquisition will be completed, McKinnell said that he hoped it would be by the end of the year. Pfizer's General Counsel Jeff Kindler said that good progress was being made with antitrust regulators in both the United States and the European Commission. "There are issues that have arisen, but none that we think are going to be material or problematic... We see everything going well and staying on track."

McKinnell said that Pfizer would continue to support philanthropic activities that were important to Pharmacia, and would support Pharmacia colleagues who donate their time and money to community organizations. "We were recently named the most generous company in the U.S.," he said. "We are very proud of that."

The final question concerned Pfizer's values and leader behaviors and how they match up with those of Pharmacia. Listing several of the Pfizer values, McKinnell said, "This isn't foreign to you. This is how you live and work every day." He closed by saying, "The idea of teamwork, the idea of open discussion and debate, the idea of building a diverse organization -- to me, those are the key ingredients that I can encourage to happen, not only in the Pfizer organization, but, looking forward, in the combined Pfizer-Pharmacia organization."

A town hall meeting for Pfizer colleagues has been scheduled for September
17.

                              SAFE HARBOR STATEMENT

Certain statements contained in this document are "forward-looking statements" provided under the "safe harbor" protection of the Private Securities Litigation Reform Act of 1995. These statements are made to enable a better understanding of the Company's business, but because these forward-looking statements are subject to many risks, uncertainties, future developments and changes over time, actual results may differ materially from those expressed or implied by such forward-looking statements. Examples of forward-looking statements are statements about anticipated financial or operating results, financial projections, business prospects, future product performance, future research and development results, anticipated regulatory filings and approvals, and other matters that are not historical facts. Such statements often include words such as: "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions.

These forward-looking statements are based on the information that was currently available to the Company, and the expectations and assumptions that were deemed reasonable by the Company, at the time when the statements were made. The Company does not undertake any obligation to update any forward-looking statements in any communications of the Company, whether as a result of new information, future events, changed assumptions or otherwise, and all such forward-looking statements should be read as of the time when the statements were made, and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Many factors may cause or contribute to actual results or events being materially different from those expressed or implied by such forward-looking statements. Although it is not possible to predict or identify all such factors, they may include the following: competition for our products; pharmaceutical pricing, price constraints and other restrictions on the marketing of products imposed by governmental agencies or by managed care groups, institutions and other purchasing agencies; product discovery and approval; product recalls or withdrawals; manufacturing quality issues with respect to our products; compliance with Current Good Manufacturing Practices and other quality assurance guidelines; the company's ability to secure and defend its intellectual property rights; product liability claims, antitrust litigation, environmental concerns, and commercial disputes; social, legal, political and governmental developments; changes in foreign currency exchange rates or in general economic or business conditions including inflation and interest rates; acquisitions, divestitures, mergers, restructurings or strategic initiatives that change the Company's structure; business combinations among the Company's competitors and major customers; changes to accounting standards or GAAP.

Readers are also urged to carefully review and consider the disclosures in Pharmacia's various Securities and Exchange Commission ("SEC") filings, including but not limited to Pharmacia's Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.

This release may be deemed to be solicitation material in respect of Pfizer's proposed merger with Pharmacia. On August 14, 2002, Pfizer filed a registration statement on Form S-4, containing a preliminary joint proxy statement/prospectus for Pfizer and Pharmacia, with the SEC. Pfizer will file an amendment to the registration statement, including a definitive joint proxy statement/prospectus constituting a part thereof, and other documents with the SEC in connection with the proposed merger. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT CONTAINING THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to receive the preliminary joint proxy statement/prospectus constituting a part of Pfizer's registration statement on Form S-4, the definitive versions of these materials (when they become available) and other documents free of charge at the SEC's web site, www.sec.gov. Investors and securityholders will also be able to receive the definitive version of the joint proxy statement/prospectus constituting a part of Pfizer's registration statement and other documents free of charge from Pharmacia Investor Relations at 100 Route 206 North, Peapack, New Jersey 07977. Pharmacia and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of Pharmacia's directors and executive officers in the proposed merger is set forth in the preliminary joint proxy statement/prospectus constituting a part of Pfizer's registration statement, filed on August 14, 2002, and will be set forth in an amendment to the registration statement to be filed with the SEC, including the definitive joint proxy statement/prospectus constituting a part thereof, that will be sent to Pharmacia shareholders.